Joint Filer Information

Title of Security:	Common Stock and Floating Rate Convertible Senior Subordinated Notes due 2013
Issuer & Ticker Symbol:	Exide Technologies (XIDE)
Designated Filer:	Castlerigg Master Investments Ltd.
Other Joint Filers:	Sandell Asset Management Corp. ("SAMC") Castlerigg International Holdings Limited ("Holdings") Castlerigg International Limited ("CI") Thomas E. Sandell
Addresses:	The address for each of SAMC, Holdings and CI is c/o Citco Fund Services (Curacao) N.V., Kaya Flamboyan 9, P.O. Box 812, Curacao, Netherlands, Antilles
The address for Thomas E. Sandell is 40 West 57th Street, 26th Floor, New York, New York 10019
Signatures:
Dated: May 19, 2005	SANDELL ASSET MANAGEMENT CORP.
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By: Thomas E. Sandell Title: Chief Executive Officer

CASTLERIGG INTERNATIONAL HOLDINGS LIMITED
By: Sandell Asset Management Corp. As Investment Manager
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By: Thomas E. Sandell Title: Chief Executive Officer

CASTLERIGG INTERNATIONAL LIMITED
By: Sandell Asset Management Corp. As Investment Manager
*
By: Thomas E. Sandell Title: Chief Executive Officer

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By: Thomas E. Sandell

/s/ Michael R. Fischer
*By: Michael R. Fischer Attorney-in-Fact